                              AMENDED AND RESTATED


                                     BY-LAWS


                               OF OCCULOGIX, INC.

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I    STOCKHOLDERS..................................................... 1
             Section 1.1           Annual Meeting............................. 1
             Section 1.2           Special Meetings........................... 1
             Section 1.3           Notice of Meetings......................... 1
             Section 1.4           Adjournments............................... 1
             Section 1.5           Quorum..................................... 1
             Section 1.6           Organization............................... 2
             Section 1.7           Conduct of Business........................ 2
             Section 1.8           Proxies and Voting......................... 2
             Section 1.9           Stock List................................. 2
             Section 1.10          Stockholder Action by Written Consent...... 3
ARTICLE II   BOARD OF DIRECTORS............................................... 3
             Section 2.1           Number and Term of Office.................. 3
             Section 2.2           Vacancies and Newly Created
                                   Directorships.............................. 3
             Section 2.3           Removal.................................... 3
             Section 2.4           Regular Meetings........................... 4
             Section 2.5           Special Meetings........................... 4
             Section 2.6           Quorum..................................... 4
             Section 2.7           Participation in Meetings by Conference
                                   Telephone.................................. 4
             Section 2.8           Conduct of Business........................ 4
             Section 2.9           Powers..................................... 5
             Section 2.10          Compensation of Directors.................. 5
             Section 2.11          Nomination of Director Candidates.......... 5
ARTICLE III  COMMITTEES....................................................... 6
             Section 3.1           Committees of the Board of Directors....... 6
             Section 3.2           Conduct of Business........................ 6
ARTICLE IV   OFFICERS......................................................... 6
             Section 4.1           Generally.................................. 6
             Section 4.2           Chairman of the Board...................... 6
             Section 4.3           Chief Executive Officer.................... 7
             Section 4.4           Vice President............................. 7
             Section 4.5           Chief Financial Officer.................... 7
             Section 4.6           Secretary.................................. 7
             Section 4.7           Delegation of Authority.................... 8
             Section 4.8           Removal.................................... 8
             Section 4.9           Action With Respect to Securities of
                                   Other Corporations......................... 8
ARTICLE V    STOCK............................................................ 8
             Section 5.1           Certificates of Stock...................... 8
             Section 5.2           Transfers of Stock......................... 8
             Section 5.3           Record Date................................ 9
             Section 5.4           Lost, Stolen or Destroyed Certificates..... 9
             Section 5.5           Regulations................................ 9

                                TABLE OF CONTENTS

                                  (CONTINUED)

                                                                            PAGE

ARTICLE VI   NOTICES.......................................................... 9
             Section 6.1           Notices.................................... 9
             Section 6.2           Waivers.................................... 9
ARTICLE VII  MISCELLANEOUS....................................................10
             Section 7.1           Facsimile Signatures.......................10
             Section 7.2           Corporate Seal.............................10
             Section 7.3           Reliance Upon Books, Reports
                                   and Records................................10
             Section 7.4           Fiscal Year................................10
             Section 7.5           Time Periods...............................10
             Section 7.6           Related Party Transactions.................10
ARTICLE VIII INDEMNIFICATION OF DIRECTORS AND OFFICERS........................10
             Section 8.1           Right to Indemnification...................10
             Section 8.2           Right of Claimant to Bring Suit............11
             Section 8.3           Non Exclusivity of Rights..................12
             Section 8.4           Indemnification Contracts..................12
             Section 8.5           Insurance..................................12
             Section 8.6           Effect of Amendment........................12
ARTICLE IX   AMENDMENTS.......................................................12

                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                                OCCULOGIX, INC.


                                   ARTICLE I
                                  STOCKHOLDERS

      Section 1.1 Annual Meeting. An annual meeting of the stockholders of OccuLogix, Inc. (the "Corporation"), for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place (either within or without the State of Delaware), on such date, and at such time as the Board of Directors of the Corporation (the "Board of Directors") shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

      Section 1.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by (i) the Chairman of the Board of Directors, (ii) a majority of the Board of Directors, or (iii) holders of at least two-thirds of outstanding voting stock Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

      Section 1.3 Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

      Section 1.4 Adjournments. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 1.5 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation or Amended and Restated By-laws of this Corporation.

      If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

      Section 1.6 Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

      Section 1.7 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

      Section 1.8 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.

      Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

      Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

      All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or these by-laws, all other matters shall be determined by a majority of the votes cast.

      Section 1.9 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

      The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any, such stockholder who is present. Except as otherwise provided by law, this list shall presumptively determine the identity of the stockholders entitled to vote in person or by proxy at any meeting and the number of shares held by each of them.

      Section 1.10 Stockholder Action by Written Consent. Any action which maybe taken at any annual or special meeting of stockholders may be taken without a meeting end without prior notice, if a consent or consents in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE II
                               BOARD OF DIRECTORS

      Section 2.1 Number and Term of Office. The authorized number of directors shall not be less than five (5) nor more than nine (9) and the exact number of directors shall initially be set at five (5), and, thereafter, the minimum and/or maximum number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Directors will be elected for a term that will expire at the annual meeting of the stockholders immediately succeeding their election.

      Section 2.2 Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Section 2.3 Removal. Subject to the limitations stated in the Certificate of Incorporation, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all, of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors remaining, even though less than a quorum of the Board of Directors, or by the sole remaining director. If such vacancy was caused by an action of the stockholders, the vacancy shall be filled by the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding voting stock. Directors so chosen shall hold office until a successor shall be elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of Directors shall shorten the term of any incumbent director.

      Section 2.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors: A notice of each regular meeting shall not be required.

      Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by any member of the directors then in office, by the Chairman of the Board, or by the Chief Executive Officer and shall be held at such place, within or without the State of Delaware, on such date, and at such time as they shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting (one (1) day before the meeting if delivered by an overnight courier service and two (2) days before the meeting if by overseas courier service) or by telephoning, telecopying, telegraphing or personally delivering the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

      Section 2.6 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

      Section 2.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

      Section 2.8 Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

      Section 2.9 Powers. The Board of Directors may, except as otherwise restricted by the Certificate of Incorporation of the Corporation or required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

            (i) To declare dividends from time to time in accordance with law;

            (ii) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

            (iii) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non negotiable, secured or unsecured, and to do all things necessary in connection therewith;

            (iv) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;

            (v) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

            (vi) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees, consultants and agents of the Corporation and its subsidiaries as it may determine;

            (vii) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees, consultants and agents of the Corporation and its subsidiaries as it may determine; and

            (viii) To adopt from time to time regulations, not inconsistent with these by-laws and the Certificate of Incorporation of the Corporation, for the management of the Corporation's business and affairs.

      Section 2.10 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

      Section 2.11 Nomination of Director Candidates. Nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors.


                                  ARTICLE III
                                   COMMITTEES

      Section 3.1 Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt an agreement of merger or consolidation if the resolution which designates the committee or a, supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

      Section 3.2 Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                                   ARTICLE IV
                                    OFFICERS

      Section 4.1 Generally. The officers of the Corporation shall consist of a Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

      Section 4.2 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or as provided by these by-laws.

      Section 4.3 Chief Executive Officer. Unless otherwise designated by the Board of Directors or another individual is appointed or elected to such office, the Chief Executive Officer of the Corporation shall be the President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall be the general manager and chief operating officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders. He shall have the general powers and duties of management usually vested in the office of chief executive officer or President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these by-laws.

      Section 4.4 Vice President. In the absence or, disability of the Chief Executive Officer, the Vice Presidents in order of their rank, as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Director, shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these by-laws.

      Section 4.5 Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

      The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these by-laws.

      Section 4.6 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these by-laws or the Delaware General Corporation Law. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation's transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

      The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these by-laws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws.

      Section 4.7 Treasurer. Subject to the power and responsibilities vested in the Chief Financial Officer, if any, the Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. The books of account shall be open to inspection by any director at all reasonable items. The Treasurer shall deposit all monies and other valuables in the name of and to the credit of the Corporation with such depositories as may be designated by the Board of Directors, and he shall render to the President and directors whenever they request it an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

      Section 4.8 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

      Section 4.9 Removal. Any officer of the Corporation elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

      Section 4.10 Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                                   ARTICLE V
                                     STOCK

      Section 5.1 Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, or the, Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be facsimile.

      Section 5.2 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.4 of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

      Section 5.3 Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

      Section 5.4 Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

      Section 5.5 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                                   ARTICLE VI
                                     NOTICES

      Section 6.1 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or by telegram, courier or mailgram.

      Section 6.2 Waivers. A written waiver of any notice, signed by the person entitled to notice whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VII
                                  MISCELLANEOUS

      Section 7.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

      Section 7.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or other officer designated by the Board of Directors.

      Section 7.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser.

      Section 7.4 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

      Section 7.5 Time Periods. In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

      Section 7.6 Related Party Transactions. The Corporation shall not enter into any agreement with any stockholder, officer or director of the Corporation, or any " affiliate" or " associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property form, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Board of Directors having no interest in such agreement or arrangement.

                                  ARTICLE VIII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is' involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (" proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation; or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if
(i) such indemnification is expressly required to be made by law, (ii) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (iv) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. The rights hereunder shall be contract rights and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

      Section 8.2 Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that a claimant has not met such applicable standard of conduct.

      Section 8.3 Non Exclusivity of Rights. The rights conferred on any person by Sections 8.1 and 8.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 8.4 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

      Section 8.5 Insurance. The Corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General Corporation Law.

      Section 8.6 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.


                                   ARTICLE IX
                                   AMENDMENTS

      Except as expressly restricted in the Certificate of Incorporation of the Corporation, the Board of Directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation, subject to the right of the stockholders to adopt, amend, alter or repeal the by-laws of the Corporation. Except as expressly restricted in the Certificate of Incorporation of the Corporation, any adoption, amendment or repeal of by-laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). Except as expressly restricted in the Certificate of Incorporation of the Corporation, the stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation.